Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New Skies Satellites N.V. on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report on Form 20-F of New Skies Satellites N.V. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Amsterdam, The Netherlands